As filed with the Securities and Exchange Commission on August 13, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Series Solutions

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance Memory & Photonics ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-179562

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 1214 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562 and 811-22668), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-26-022099) on August 10, 2026, and the definitive form of Prospectus and Statement of Additional Information filed under Rule 497(c) on August 13, 2026 (Accession No. 0000894189-26-022276), which is incorporated herein by reference.

The Trust currently consists of 70 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance Memory & Photonics ETF	42-3554372
Item 2.    Exhibits

A.
Registrant’s Certificate of Trust dated February 9, 2012 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on February 17, 2012 (Accession Number: 0000894189-12-000776).

B.
Registrant’s Agreement and Declaration of Trust dated February 17, 2012, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on February 17, 2012 (Accession No. 0000894189-12-000776).

C.
Registrant’s Amended and Restated By-Laws dated August 18, 2014 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on September 8, 2014 (Accession No. 0000894189-14-004441).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ETF Series Solutions

August 13, 2026

/s/ Cheri A. Van Eperen
Cheri A. Van Eperen Assistant Secretary